Exhibit 10.23

INTERIM AGREEMENT

Between

INNOPHOS, INC.

CHICAGO HEIGHTS, ILLINOIS PLANT

And

PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY

WORKERS INTERNATIONAL UNION AFL-CIO

CLC LOCAL UNION NO. 6-765

It is hereby agreed by and between Innophos Inc., for its Chicago Heights, Illinois Plant, and Paper, Allied-Industrial Chemical & Energy Workers International Union AFL-CIO, CLC Local Union No. 6-765, that this Agreement shall become effective as of 7:00 AM January 16, 2005, being subject only to ratification by the Local Union Membership.

This Agreement between the parties beginning 7:00 AM January 16, 2005 shall continue in full force and effect until 7:00 AM January 16, 2008, except as modified and amended as follows:

Amend Article II, Section 1 by eliminating the words “yard department truck drivers, station wagon drivers, yard employees, and boiler room.” Add “Boiler House/TSP” employees. Replace the word “supervisors” with “salaried personnel.”

Amend the first sentence of Article IV paragraph 22 to replace “man” with “staff.”

Amend Article VI, Section 12, paragraph 46 to read

“The Company will keep a record of overtime worked posted electronically in each department. Total overtime hours worked will be used for offering overtime opportunity. This record will be maintained on a weekly basis. At the beginning of each calendar year, the overtime hours of each employee will be reduced to zero. Beginning the new calendar year, overtime order will be based on seniority until a new overtime list is established.”

Amend Article VI, Section 15 paragraph 52(b) to replace forty cents with fifty cents and paragraph 52(c) to replace eighty cents with ninety cents.

Amend Article VII, Section (o) to replace the word “manpower” with “staffing.”

Amend Article VIII, Section 1, paragraph 73 to replace “In December of” with “No later than November 1 of.”

Amend Article IX, Section 4, paragraph 90 to delete reference to “Area 2” and “Area 4.”

Amend Article IX, Section 4, paragraph 101 to delete reference to “’D’” position. Add a paragraph to read “Employees awarded a “D” position are prevented from bidding laterally for twelve (12) months from the date of being awarded the “D” position.

Amend Article X, Section 2, paragraph 112 to replace two references to “foreman” with “Coordinator.”

Amend Article X, Section 2, paragraph 113 to replace two references to “Personnel Manager” with “Human Resources Manager.”

Amend Article X, Section 2, paragraph 114 to replace reference to “Superintendent” with “Coordinator” and to replace two references to “Personnel Manager” to “Human Resources Manager.”

Amend Article X, Section 8 paragraph 122 to read “Grievances heard in the second step will be scheduled at a time mutually agreed upon by the Company and the Union.”

Amend Article X, Section 8 paragraph 123 to read “Grievances must be heard in sequential order except for discharge grievances.”

Amend Article XI, Section 1 paragraph 129 to read “The Company shall provide a meal money allowance in the amount of six dollars ($6) for employees required to work more than two (2) hours beyond their scheduled quitting time, provided they were not so scheduled before reporting to work. Vending machine token in the amount of six dollars ($6) will be available to employees who wish to purchase their lunch on the premises.”

Amend Article XI, Section 1 paragraph 130 to replace “lunch” with “meal money allowance.”

Amend Article XI, Section 1 paragraph 131 to replace “lunch” in two places with “meal money allowance.”

Amend Article XI, Section 2 paragraph 132 to read “Meal money allowance(s) shall be computed on a weekly basis and payable on a monthly basis.”

Amend Article XII, Section 1 paragraph 133 to replace “FlexOptions Plan” with “Flex Benefits Plan.”

Amend Article XII, Section 1 paragraph 134 to read “The Flex Benefits Plan Includes:

Medical Plan

Dental Plan

Vision and Hearing

Life Insurance (Basic, Supplemental, Dependent Life, and Personal Accident)

Long Term Disability

Long Term Care

Flexible Spending Account”

Amend Article XII, Section l paragraph 137 to read “Retirement Plan - The bargaining unit employees of the Chicago Heights plant will be eligible to participate in the same Defined Contribution retirement plan that is provided to the salaried employees.”

Amend Article XII, Section 1 paragraph 140 to replace “Rhodia” with “Innophos.”

Amend Article XII, Section 1 paragraph 141 to read “Savings Plan – The Innophos Inc. 401(k) plan described in the plan booklet is available to the employees covered by this Agreement. The Company reserves the right to alter, modify and/or discontinue the 401(k) plan at any time.”

Amend Article XII, Section 2 paragraph 142 to replace “foreman” with “Coordinator.”

Amend Article XIV, Section 2 paragraph 160 to replace “us” with “is.”

Amend Article XIV, Section 5 paragraph 168 to replace “Superintendents” with “Coordinators.”

Amend Article XIV, Section 6 paragraph 169 to replace the first sentence with “A Plant Safety Committee will be appointed, consisting of a mutually agreed upon number of salaried and bargaining unit employees from Production, Maintenance, Warehouse, and the Laboratory.”

Amend Article XIV, Section 7 paragraph 170 to read “Safety Shoes. The Company will provide each employee not on STD or LTD with $250 each year for the purchase of Company approved safety shoes. Employees on an approved leave of absence will be eligible for that year’s safety shoe allowance upon their return to work.”

Delete Memorandum of Agreement page 38 paragraphs 177 and 178.

Amend MOA page 46 paragraph 213 to replace “Foreman” with “Coordinator.”

Amend MOA paragraph to 246 to delete the last sentence (Also, the Company will avail its discount purchase agreement for tools to the maintenance employees.) Amend paragraph 247 to delete “working in the Organic Phosphates Department...” Need to change name and sign again.

Amend MOA paragraph to 249 to add the following sentence at the end “Any vacation in excess of single day eligibility must be posted by August 1 of each calendar year. Any such vacation not posted by August 1 shall be assigned by the Company per the departmental limits on number of employees absent at any one time.” Need to change name and sign again.

Delete MOA paragraphs 260 and 262.

Amend page 70 to read “Effective on 7:00 a.m. June 16, 1987 employees working in a classification paying a rate of pay lower than they were receiving on January 16, 1987 will be “red circled” at the higher rate of pay. Any general increases will be on the classification rate of pay and not the individual’s rate of pay. Employees currently assigned the Maintenance leadman classification will receive general increases on their individual rate and not on the classification rate of pay.

All new hires and employees returning from layoff to the “E” positions will receive that contract rate of pay.” Need to change name and sign again.

Add an MOA to read:

“Beginning January 1, 2005, provide every bargaining unit employee not on LTD an allowance of two (2) days per calendar year to cover the first two (2) days of any illness or absence. If that time is not taken by the end of the year, it will be paid at the employee’s day shift straight time rate in the first check in January 2006.

An employee returning from LTD before July 1 will be eligible upon return for a two (2) day allowance. An employee returning from LTD on or after July 1 will be eligible for a one (1) day allowance.

In addition, any employee with perfect attendance during the calendar year will receive a perfect attendance award of $600 in the first check in January 2006.

If annual costs for hourly STD are under $230,000 in 2005, the above plan will continue in 2006 but the cap will be mutually adjusted by the union and the Company based on headcount and the contractual wage increase. If annual costs for hourly STD are above $230,000 in 2005, starting January 1, 2006, and through the remainder of that year:

•	First and second days off will be without pay

•	Illnesses involving hospital admittance will be paid from first day

•	If hourly STD costs are maintained below the 2006 cap during the calendar year, 2007 will revert to the above plan, with the cap mutually adjusted by the Union and the Company based on headcount and the contractual wage increase ($230,000).

The annual cap does not include either the use or payout of the first two days allowance.”

The wage rate tables have been modified to reflect upgrade of the TSP ‘B’ operators to VC ‘A’ operators and the Storeroom Clerks I from C-1 to C Maintenance jobs.

INNOPHOS INC.	PAPER, ALLIED-INDUSTRIAL,
CHICAGO HEIGHTS, IL PLANT	CHEMICAL & ENERGY WORKERS
INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

AGREEMENT

BETWEEN

INNOPHOS INC.

CHICAGO HEIGHTS PLANT

1101 ARNOLD STREET

CHICAGO HEIGHTS, ILLINOIS

And

PAPER, ALLIED-INDUSTRIAL, CHEMICAL &

ENERGY

WORKERS INTERNATIONAL UNION

AFL-CIO

CLC LOCAL UNION NO. 6-765

EFFECTIVE

7:00 a.m., January 16, 2005 to 7:00 a.m., January 16, 2008

2005

JANUARY

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

FEBRUARY

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28					

MARCH

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

APRIL

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					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

MAY

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

JUNE

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

JULY

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					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

AUGUST

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	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

SEPTEMBER

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4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

OCTOBER

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						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
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30	31					

NOVEMBER

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

DECEMBER

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				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

2006

JANUARY

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

FEBRUARY

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28				

MARCH

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

APRIL

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

MAY

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	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

JUNE

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				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

JULY

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

AUGUST

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6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

SEPTEMBER

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					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

OCTOBER

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

NOVEMBER

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

DECEMBER

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					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31

TABLE OF CONTENTS

ARTICLE		PAGE

I	Recognition	1

II	Definitions	4

III	Non-Discrimination	5

IV	Management Rights	5

V	No Strike, No Lockout	5

VI	Wages, Working Schedules, and Overtime	6

VII	Vacations	12

VIII	Holidays	15

IX	Seniority, Promotions, Demotions, Layoffs	18

X	Grievance Procedure	23

XI	Overtime Lunches	27

XII	Benefit Programs	28

XIII	Leave of Absence	31

XIV	Safety and Health	33

XV	Miscellaneous	36

XVI	Separability	36

XVII	Outside Contractors	37

XVIII	Effective Date, Termination, and Renewal	37

Memoranda of Agreement		38

Training Programs		39

Short Term Disability		66

Wage Schedules

Calendars (2005-2008)

AGREEMENT

BETWEEN

INNOPHOS INC.

1101 ARNOLD STREET

CHICAGO HEIGHTS, ILLINOIS

AND

PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY

WORKERS INTERNATIONAL UNION

AFL-CIO

CLC LOCAL UNION NO. 6-765

This Agreement, dated the 16th day of January, 2005 by and between Innophos Inc. hereinafter referred to as the “Company”, and the Paper, Allied-Industrial, Chemical and Energy Workers International Union (affiliated with the AFL-CIO) and CLC Local Union No. 6-765, hereinafter referred to as the “Union.”

WITTNESSETH, that it is agreed as follows:

ARTICLE I
Recognition

Section 1. The National Labor Relations Board on June 25, 1965, in Case No. 13-RC-10485 has certified, and the Company recognizes the Union as the sole and exclusive bargaining agent for the employees, as described in the National Labor Relations Act.	2

Section 2. The Union, its officers and its members will not intimidate or coerce employees into membership in the Union. The Company agrees that it will not discriminate against employees because of their membership in the Union.	3

Section 3. The Company will agree to install bulletin boards, number to be acceptable to the Company, for the purpose of posting notices of Union meetings or other Union activities. The Company agrees to install a bulletin board in the lunchroom in addition to present boards. It is agreed that the materials posted by the Union shall not be of a political or controversial nature.	4

Section 4. The Union agrees that no Union activities are to be conducted by the employees on Company time or property except with the express permission of the Plant Manager or the Plant Manager’s representative or except as provided in this Agreement.	5

Section 5. The Company agrees that supervisory or salaried employees shall not perform work normally or regularly performed by an employee of the bargaining unit, except for the purpose of training or instructing, or testing of new, modified or experimental equipment or in cases of emergency to protect employees and Company property, or relieving an employee for a short period of time for personal relief.	6

Section 6. All employees in the bargaining unit who are members of the Union as of the date of this Agreement shall, as a condition of employment, maintain membership in the Union by paying periodic dues and initiation fees uniformly required of all Union members.	7

8

Employees who are not members of the Union as of the date of this Agreement, and employees who are hired on or after this date, shall, as a condition of employment, join the Union following completion of their probationary period, and shall maintain membership in the Union to the extent of paying periodic dues and initiation fees uniformly required of all Union members.

9

For the purposes of this Article, employees shall not be deemed to have lost their membership in the Union in good standing until the International Secretary-Treasurer and the Local Secretary-Treasurer of the Union shall have determined that the membership of such employees in the Union is not in good standing and shall have given the Company a notice in writing to that effect.

10	The Union agrees to accept as members all present or subsequent employees who make application for membership in accordance with this Article.

11	The foregoing provisions shall be effective in accordance with and consistent with applicable provisions of Federal and State Laws.

12	Section 7. During the life of this Agreement the Company agrees to make deductions for dues of each employee who signs and delivers to the Company a deduction authorization in the form shown below.

13

The amount of dues to be deducted and the name of the duly authorized agent of the Union to whom the dues are to be sent shall be supplied to the Company by the Union by letter. The money so deducted shall be paid by one monthly check, made payable to the duly authorized agent of the Union. The Company will make a reasonable effort to prepare the check by the tenth (10th) of each month and forward same to the Union.

The dues deduction authorization shall be in the following form:

DUES CHECK-OFF AUTHORIZATION FORM

Innophos Inc.	14
1101 and Arnold Streets
Chicago Heights, Illinois 60411

You are hereby requested and authorized to deduct from my wages the regular monthly dues as designated by Local 6-765, Paper, Allied-Industrial, Chemical & Energy Workers International Union, and to remit same to the Secretary-Treasurer of said Local Union.	15

This authorization shall remain in effect until revoked by me and shall be irrevocable for a period of one (1) year of the duration of this Agreement except as hereinafter provided. I reserve the right to revoke this authorization by notifying both the Company and the Union in writing be registered or certified mail, during the ten (10) day period immediately preceding the expiration of a one (1) year period or the termination of this Agreement, whichever occurs sooner. Unless so revoked by me this authorization shall automatically be renewed from year to year, subject each year to revocation during the ten (10) day period as specified above. You are hereby authorized to deduct an initiation fee, if applicable, and remit same to the Secretary-Treasurer of Local 6-765 PACE.

16

DATE:

NAME:

ADDRESS:

CITY:

STATE:

ZIP CODE:

CLOCK NO:

PHONE:

SIGNATURE:

17

Section 8. The Union will indemnify and save the Company harmless against any and all claims and liability arising out of the fact that monies are collected for the Union from an employee’s pay and remitted to the Union in accordance with the Agreement

ARTICLE II
Definitions

18

Section 1. The word “employee” when used in this Agreement shall mean all full-time production and maintenance employees at the Company’s Chicago Heights Plant, located at 1101 Arnold Streets, Chicago Heights, Illinois including hourly laboratory employees, and Boiler House/TSP employees, but excluding all office and clerical employees, professional employees, chemists, guards, and salaried personnel as defined in the Act.

19	Section 2. The word “plant” when used in this Agreement shall mean the Chicago Heights Plant of the Company which is located at 1101 Arnold Streets, Chicago Heights, Illinois.

ARTICLE III
Non-Discrimination

It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, national origin, age, sex, or disability so long as such application is consistent with State and/or Federal Laws.	20

Any reference to “employee”, “employees”, “he”, or “his” in the Agreement covers both male and female employees. The terms are used for the purpose of brevity and understanding only.	21

ARTICLE IV
Management Rights

The Company shall have the right to manage the plant and direct the working force, including the right to plan, direct, control plant production, to hire, layoff, suspend, transfer, or discharge employees for just cause, subject to the terms and provisions of the Agreement. In addition, the products to be manufactured, the number of employees necessary to staff a process, methods, processes, and means of manufacture are recognized as the exclusive function of the Company, subject to the terms and provisions of the Agreement. The Company also has the exclusive right to establish work schedules and assignments and to make changes therein essential to the efficient, economic operation of the plant, subject to the terms and provisions of the Agreement. It is agreed that the enumeration of the above functions shall not exclude customary management functions subject to the provisions of this Agreement.

22

ARTICLE V
No Strike, No Lockout

During the term of this Agreement, the Union agrees for itself and on behalf of its members that it will not instigate, aid, or condone any strike, slowdown, work stoppage, or interference	23

with production against the Company; and the Company agrees that it will not engage in a lockout of the employees.

ARTICLE VI
Wages, Working Schedules, and Overtime

24

Section 1. The classification and job rates in Schedules, A, B, and C, attached, are made a part of this Agreement and shall remain in full force and effect for the duration of this Agreement. During the life of this Agreement, if an operation is re-established, all the job classifications that were removed during the previous contract period shall be re-instated at the current rates as if they had never been removed.

Schedule A shall become effective as of 7:00 A.M., January 16, 2005

Schedule B shall become effective as of 7:00 A.M., January 16, 2006

Schedule C shall become effective as of 7:00 A.M., January 16, 2007

25

Wage rates for newly created jobs, i.e., jobs that have not previously had job rates established by negotiation, and for jobs that have substantially changed will be negotiated with the Union. If the parties fail to reach agreement, the Union may, within five (5) days, file a grievance at Step 3 of the grievance procedure. The Union may also file a grievance at this step of the procedure if no meeting concerning the job(s) has been held within thirty (30) calendar days after the Union has notified the Company in writing of its desire to hold such a meeting. The arbitrator shall fix the rate or rates in controversy solely upon the basis of rates for existing classifications covered by this Agreement, taking into consideration the relationship between the job content of the new or substantially changed job and the job content of the most nearly comparable classification in the plant. Any changes in wages will be retroactive to the date the employee first entered the job.

Section 2. The “workweek” at the plant shall commence at 7:00 A.M. on Monday and end at 7:00 A.M. the following Monday. The “workday” at the plant commences at 7:00 A.M. and ends at 7:00 A.M. the following day. The scheduled “workday” and “workweek” of any employee may commence at any hour other than 7:00 A.M.	26

For the purposes of determining daily overtime, the “workday” is defined as the twenty-four (24) hour period following the start of the employee’s regular scheduled shift as defined in Section 15. These twenty-four hour periods may not overlap.	27

The Company will post the work schedules for the succeeding week by noon on Thursday, if possible, but no later than the end of the first shift. In the event an employee’s schedule is then changed while the employee is at work they will be notified by management.	28

Section 3. The regular scheduled hours of employment of all employees other than employees working on continuous operations, shall not exceed eight (8) hours in a “workday” or forty (40) hours in any scheduled “workweek”, (Exclusive of unpaid lunch period of one-half (1/2) hour for employees not working on continuous operation).	29

Section 4. The regular scheduled hours of employment for employees working on continuous operation shall not exceed eight (8) hours in a “workday” nor shall they exceed forty (40) hours in any “workweek”, Such employees shall eat lunch while on duty.	30

Section 5. The provisions fixing the regular scheduled hours of employment are not to exceed eight (8) in a “workday” and are not to exceed forty (40) in any scheduled “workweek” do not limit the right of the Company to schedule and assign when necessary employees to work more than eight (8) hours in a “workday” or more than forty (40) in any scheduled “workweek”. Neither is there a guarantee that any	31

employee will be given eight (8) hours work per day or forty (40) hours per week.

32	Section 6. One and one-half (1 1/2) times the regular straight time rates shall be paid for:

(a) Over eight (8) straight time hours in a “workday”. (See Section 2, Paragraph 2)

(b) Over forty (40) straight time hours in a “workweek”.

(c) Call-out for nonscheduled hours.

(d) Change of schedule, unless:

• twelve (12) hours advance notice of said change is given, or

• the revision is due to an absence or return from an absence or the transfer of an employee, or

• change is at the request of the employee.

(e) First eight (8) hours worked on a holiday (plus holiday pay).

(f) Hours worked on Sunday (first shift through third shift).

33	Section 7. Double the regular straight time rates shall be paid for:

(a) Over sixteen (16) consecutive hours worked.

(b) Overtime work on Sunday (first shift through third shift).

34	Section 8. Two and one half (2 1/2) times the regular straight time rate shall be paid for:

(a) Hours worked over eight (8) on a holiday.

(b) Call-outs on a holiday outside of the regular schedule.

35

Section 9. It is agreed that there shall be no pyramiding of premium and/or overtime pay under any of the provisions of this Agreement. Therefore, overtime, penalty, or premium payments shall not be duplicated for the same hours worked, and to the extent that hours are compensated for as overtime, penalty, or premium including call-out, under one provision, they shall not be counted as hours worked in determining overtime, penalty, or premium compensation under the same or any other provision of this Agreement. The only exception to this will be double back hours which will count toward the computation of Sunday pay rates.

An employee will not be asked to take a scheduled day of work off to offset overtime,	36

It is understood that the Company is not desirous of working employees any more overtime than is necessary. An employee who is required to work a reasonable amount of overtime and is unable to, due to a compelling personal reason, may be excused. It is understood and agreed the Company will give as much advance notice as possible of the required overtime.	37

Section 10. Employees who are called out and report for work at any time other than their scheduled shift in answer to special notification shall be guaranteed a minimum equivalent payment of five (5) hours straight time, regardless of whether they work into their regular shift.	38

Section 11. A shift employee scheduled to be relieved at the end of the shift shall remain at work until the employee scheduled to relieve reports for work or unless released by management.	39

Management will make a reasonable effort to obtain a qualified relief and shall procure a relief employee in accordance with the provisions of Section 12.	40

Section 12. Necessary overtime will be divided as equally as practicable among qualified employees in a classification in an area in so far as practicable.	41

Overtime work will be offered in the following sequence:	42

1. To the low overtime standing qualified employee in the job classification.

2. To the employee low in overtime performing the job.

3. To the low overtime standing employee in the job classification within the area at work at the time.

4. To the low overtime standing qualified employee within the area at work at the time.

43

In the event qualified employee(s) are unable to meet the overtime requirements, the qualified employee(s) with the least overtime hours worked in the classification at work at the time must work the overtime.

44	In the event of the need for a job continuation in maintenance, overtime will be offered to the employee performing the work at the time.

45

The Company will keep a record of overtime worked posted electronically in each department. Total overtime hours worked will be used for offering overtime opportunity. This record will be maintained on a weekly basis. At the beginning of each calendar year, the overtime hours of each employee will be reduced to zero. Beginning the new calendar year, overtime order will be based on seniority until a new overtime list is established.

46

It is recognized that it will not always be possible to assign the lowest employee on the overtime list to a specific job. However, if an employee has not properly shared in the distribution of overtime, the Company will make adjustments in future overtime assignments. Employees who have been out on a leave of absence for more than 30 days will have their year to date total overtime hours set at the average for their job classification upon returning to work, unless their year to date total is higher than the average for the job classification.

47

Section 13. Employees may be temporarily transferred from one job to another job for a period not to exceed seventy-five (75) days in any calendar year. In all cases seniority within the area that a vacancy occurs will be given first consideration. Time limits may be extended by mutual agreement. If the temporary transfer is to a higher rated job for one-half (1/2) hour or more, the employee will be paid the rate of the higher rated job for the hours worked on that job. If the temporary transfer is to a lower rated job, the employee shall continue to be paid the permanent rate. An employee will not be temporarily transferred from a permanent job if replaced on a job by another employee, unless the employee so agrees.

In the event an operation, unit, area, or department is temporarily shut down for repairs and the employee involved is transferred to another job, the employee’s permanent rate will be continued, regardless of the type of work assigned, until the repairs are completed and the employee is returned to this permanent job.	48

Section 14. If an employee has been scheduled to report for work and has not been notified not to report as scheduled at least two (2) hours prior to the scheduled starting time and reports to work but is refused work, the employee shall be compensated at the regular rate of four (4) hours in lieu thereof	49

This provision shall not apply when the failure to have work available for such reporting employee is due to an Act of God, power failure, work stoppages, or for other causes beyond the control of the Company. The employees may be offered substitute work in lieu of the employee’s regular work. Such substitute work means any work within the reasonable capacity of the individual to perform whether it be production, material handling, housekeeping or maintenance. Should an employee refuse to work such assignment, the employee shall not receive four (4) hours’ pay.	50

Section 15. Employees who are scheduled to work the second or third shift will be paid a shift premium in the manner provided below. It is understood that the normal starting times for the three shifts are as follows:	51

1st Shift - between 6:00 A.M. and 8:00 A.M.

2nd Shift - between 3:00 P.M. and 4:00 P.M.

3rd Shift - between 11:00 P.M. and 12:00 Midnight

(a) No shift premium shall be paid for any hours worked during the first shift.

(b) An employee scheduled to work the second shift shall be paid a shift premium of fifty cents (50¢) per hour for all hours worked on that shift.

(c) An employee scheduled to work the third shift shall be paid a shift premium of ninety cents (90¢) per hour for all hours worked on that shift.

52	Employees beginning prior to or working beyond their scheduled shift shall receive shift premium for those hours worked outside their scheduled shift as applicable.

ARTICLE VII

Vacations

The Company shall provide annual vacations for all employees in accordance with the following plan:

53

(a)    If the employee has been in the continuous service of the Company for one (1) year but less than two (2) years, he shall receive seven (7) consecutive days’ of vacation with forty (40) hours’ vacation pay. The first year vacation is earned on the employee’s anniversary date.

54

(b)    If the employee has been in the continuous service of the Company for two (2) years or more but less than five (5) years, he shall receive fourteen (14) consecutive days’ vacation with eighty (80) hours’ vacation pay.

55

(c)    If the employees have been in the continuous service of the Company five (5) years or more, but less than ten (10) years, they shall receive twenty-one (21) consecutive days’ vacation with one hundred and twenty (120) hours’ vacation pay.

56	(d) If the employees have been in the continuous service of the Company ten (10) years or more, but less than twenty (20) years, they shall receive twenty-eight (28) days’ vacation with one hundred and sixty (160) hours vacation pay.

(e) If the employees have been in the continuous service of the Company twenty (20) years or more, they shall receive thirty-five (35) consecutive days’ vacation with two hundred (200) hours’ vacation pay.	57

(f) Employees entitled to more than seven (7) consecutive days’ vacation may take such vacation in periods of seven (7) consecutive days each.	58

(g) In computing the time employees have been in continuous service there shall be included the time they have been continuously employed by the Company.	59

(h) No employees shall be entitled to vacation unless they have worked a minimum of fifteen hundred (1500) hours during the previous calendar year. In computing the fifteen hundred (1500) hours, there shall be counted as time worked any absence time made necessary by injury incurred in the course of this employment or illness certified to by a reputable physician; provided, however, that such absence time shall be counted only during the first twelve (12) months after such an injury was incurred or such illness commenced.	60

(i) The vacation period shall be January 1 through December 31. All vacations shall be scheduled, taken and completed at such time during that period as the Company finds most suitable to the efficient operation of the plant, giving due consideration to the wishes of the employee. When there is a conflict in requested vacation periods, the senior employee shall be given the preference. Not less than one month must elapse between vacation, but	61

this restriction may be waived by the Company if an employee is absent from work because of illness or injury, or in the case of a layoff.

62

(j)     Vacation pay shall be computed at the employee’s job rate, excluding overtime. The average shift premium will be added to a rotating shift employee’s vacation pay. (For this Section, a rotating shift employee is one who changes shifts weekly). In the event of the death of an employee after they become eligible for vacation, the vacation payment will be paid to the employee’s beneficiary as designated under the Company Group insurance program.

63

(k)    Payment of vacation money shall be made on the last business day before the employee leaves for vacation. An employee who enters military service, quits, is discharged, or laid off after becoming eligible for vacation under this plan and who has not taken vacation shall receive vacation pay as above provided.

64

(l)     If a holiday occurs when employees are on vacation, they shall be paid holiday pay for such holiday in addition to vacation pay or be granted an extra days’ vacation with pay in lieu thereof at Management’s discretion.

65

(m)   An employee who is entitled to take more than three (3) weeks of vacation within a calendar year may elect to take pay in lieu of those weeks of vacation beyond three (3) weeks, provided it is mutually agreeable between the Company and the employee. The most senior employee in the classification shall be given first option of working in lieu of their vacation, as heretofore stated. All pay in lieu of vacation must be taken by April 1 of each calendar year.

(n) An employee who retires shall receive vacation pay accrual on the basis of one-twelfth (1/12) of the vacation allowance due for each full month of service in the current year.	66

(o) Employees who are eligible for vacation may take up to three (3) weeks of their vacation for one day vacations. Non-relieved employees who qualify may choose to take up to one (1) of these three weeks as ? day vacations. One-day and/or ? day vacations cannot impose an economic penalty in any way on the Company nor disrupt staffing requirements nor vacation schedules.	67

One-day and/or ? day vacations must be arranged by Wednesday of the preceding week in which the vacation day is to be taken. Requests for one-day vacations to address emergency situations must be arranged at least forty-eight (48) hours before the desired vacation day.	68

Unused one-day and/or ? day vacations will be paid in lieu of or scheduled off at the discretion of the Company on an individual basis in December of each year. One-day vacation will not be considered as time worked for the purpose of computing overtime payments.	69

ARTICLE VIII Holidays

Section 1. The following days shall be recognized as holidays: New Year’s Day Washington’s Birthday Good Friday Memorial Day Fourth of July Labor Day Thanksgiving Day	70

Day after Thanksgiving
Day before Christmas
Christmas Day
Designated Floating Holiday
Individual Floating Holiday

71

When any of these holidays fall on Sunday, the Monday following such holiday shall be observed as the holiday. When any of these holidays fall on Saturday, the Friday preceding such holiday shall be observed as the holiday.

72

The day of observance shall be considered the holiday for the purpose of payment under this Article. No later than November 1 of each preceding year, management will consider the Union’s preference when determining the floating holiday.

73	Section 2. Holiday pay is defined as eight (8) hours at the employee’s straight-time rate of pay, including shift differential

74

Section 3. All employees not working on a specified holiday shall receive holiday pay, provided that they shall have worked a full shift upon their scheduled working days preceding and following such holiday, unless their absence on either of such scheduled shifts occurred due to illness or with the express consent of the Plant Manager or the Plant Manager’s representative. The Company may require a physician’s certificate to prove such illness.

75	Holiday pay will be included in the pay for the work week in which it occurs. This provision shall in no way alter the qualification requirements for holiday pay allowance as above.

76

Section 4. Employees who return to work within the same payroll period that the holiday falls in or on their first scheduled work day in the next payroll period will receive holiday pay if such absence was due to illness or a compensable injury. The Company may require a physician’s certificate to prove such illness.

Section 5. Employees who are scheduled to work on a holiday and who do not work on the holiday will not receive holiday pay under the provisions of this Agreement; however, if the absence was due to illness they will receive holiday pay, subject to the exceptions provided in Section 3, above, and shall be required to furnish a physician’s certificate to prove such illness. An employee who is on leave of absence or on layoff which began more than seven (7) days prior to the holiday will receive no holiday pay.	77

Section 6. An employee who does work on a holiday will receive holiday pay plus time and one-half (1 1/2) for all hours worked up to eight (8). Hours worked over eight (8) shall be compensated at two and one-half (2 1/2) times the employee’s rate of pay.	78

If a holiday falls on a day on which employees are normally scheduled to work, but due to the observance of such holiday they are scheduled off or instructed by the Company not to report for work, and then are called in to work outside of their regular scheduled shift on the holiday, they shall be paid at two and one-half (2 1/2) times their applicable rate for all such hours which shall be exclusive of holiday pay, or shall be paid in accordance with Article VI, Section 7, whichever is greater.	79

Section 7. If a holiday falls while an employee is on vacation, the employee will be paid for the holiday in addition to vacation pay, or as provided in the Vacation Article.	80

Section 8. Hours not worked on a holiday, which are normally the employee’s regularly scheduled hours, (the schedule the employee has worked the preceding four (4) weeks), will be used for the purpose of computing overtime provided the employee qualifies for holiday pay under provisions of this Article.	81

ARTICLE IX
Seniority, Promotions, Demotions and Layoffs

82	Section 1. An employee’s seniority shall be computed on the following basis:

83	(1) Ad employee’s seniority shall be determined by the total time of continuous employment since the last date of hire with the Company at its Chicago Heights Plant.

84	(2) Seniority and employment relationship shall be broken when employees are:

(a) Laid off for a period exceeding the length of this accumulated seniority, or a period of two (2) years, whichever shall be the lesser, or

(b) Fails to return to work at the end of a leave of absence, or

(c) Quits or resigns, or

(d) Is discharged for just cause, or

(e)    Is absent from work for three (3) consecutive scheduled working days, without having notified the Company of their reason for their absence, unless lack of said notification is due to extenating circumstances.

85

Section 2. Employees who have been transferred to a job outside the bargaining unit may be transferred to the bargaining unit, and, if they are, they shall retain and exercise only that seniority they have accumulated previously while members of the bargaining unit. The provisions of the Section shall not apply for a period of time in excess of six (6) months. Temporary transfers shall not be affected by this waiver.

86

Section 3. An employee with less than ninety (90) calendar days service shall be considered a probationary employee and may be laid off or re-employed without reference to seniority. Probationary employees shall be ineligible to bid on posted jobs.

Section 4. All promotions within the bargaining unit shall be made on the basis of attendance, qualifications, fitness, and ability (experience, skill, education), and seniority. When the qualifications as to attendance, fitness and ability are relatively equal, seniority shall govern. The Company reserves the right to give tests and examinations uniformly to assist in determining the qualifications and ability of employees. The result of the Company’s determination shall be subject to the provisions of Article X of this Agreement. Experience gained during temporary transfer will not be a factor in determining qualifications in awarding permanent job bids.

87

A newly created job shall not be filled on a temporary basis for more than thirty (30) operating days, unless mutually agreed to extend the time for an additional thirty (30) operating days.	88

For the purpose of this article, the following departments will be in effect Production (Area 1, Area 3), Maintenance, Shipping and Laboratory. Management may, from time to time, reorganize the aforementioned department/area listings. The Company will notify the Union should such changes be made.	89

When necessary, as the need arises to fill a permanent opening or an opening on a newly created job; the Company will post the job opening on the bulletin board for a period of three (3) days (seventy-two (72) hours) exclusive of weekends. The nature of the job, the wage rate, the shift involved and the main qualifications of the job will be given in the notice. The job vacancy will be posted for bid for all employees who have completed their probationary period in the plant for the time period above. Employees who are on vacation or on their long weekend or who are on medical leave for thirty (30) days or less shall be required to bid for the open job within no more than two (2) days of their return. The Company will post for thirty (30) days, and regularly update a list including the title of the job bid, the date the job was bid, the name of the

90

successful bidder and the date the job was awarded. The successful bidder will be selected in accordance with the terms and provisions of this Section. An announcement of the successful bidder shall be posted on the bulletin board within seventy two (72) hours of the time selection is made and the Union shall be furnished a copy of the bid sheet and name of the successful bidder. The successful bidder will be determined under the following terms and provisions:

91

In accordance with the terms of this Section all positions within a department will be bid, except the entry level “E” positions within the Production Department. Each job will be awarded on the basis of attendance, qualification, fitness, ability (experience, skill, education), seniority and demonstration of satisfactory job performance in employee’s existing position and the position applied for.

92	The following priorities will apply in the Shipping and Production departments only:

93

Priority for ‘A’ and ‘B’ level positions:

Employee must have twenty-four (24) months operating experience in production and be in good standing in their current position with regard to attendance, job performance, proven knowledge of operation. All things being equal, seniority shall govern.

94	Priority for ‘C’ and ‘D’ level positions:

Plant wide seniority.

95	It is agreed that the Maintenance Department will be required to post only “D” and “E” level positions.

96	If in the opinion of the Company, those bidding on a job are not qualified or there are no bidders, the Company may:

(1) Hire a new employee, or

(2) Assign a probationary employee to the job or

(3) Assign the job to the least senior employee in the area or department.

The Company will determine the successful bidder and when in the opinion of the Company a bidder is not qualified, they will be notified as to the reasons. When employees are awarded a posted job and subsequently fail to perform the work satisfactorily after a trial period, they shall be returned to their former job. The duration of the trial period will depend on the job the employee is awarded, but will not exceed thirty (30) days in duration. This thirty (30) day trial period may be extended upon mutual agreement between the Company and the Union. The employee will receive the rate of the new job during the thirty (30) day trial period when able to assume full responsibility to perform the job.

97

After the job has been awarded, the Company shall transfer the employee to the job within thirty (30) days of the award. If the employee has not been transferred to the awarded job by the thirtieth (30th) day after such award, the Company will pay the rate of the awarded job or the currently held job, whichever is greater, commencing with the date of such award.	98

1. Employees awarded an “A” position are prevented from down-bidding or moving laterally for eighteen (18) months (unless mutually agreed upon by the Company and Union) from the date of being awarded the “A” position.	99

2. Employees awarded a “B” or “C” position are prevented from down-bidding or moving laterally for twelve (12) months from the date of being awarded the “B” or “C” position.	100

3. Employees awarded a “D” position are prevented from bidding laterally for twelve (12) months from the date of being awarded the “D” position.	101

Section 5. A temporary layoff shall be defined as a reduction in force of thirty (30) consecutive days or less. In case of a permanent reduction (over 30 consecutive days) in	102

the working force of the plant, employees shall be laid off according to seniority within the classification affected; in recalling, the most senior laid off employee shall be the first recalled.

103	This provision shall not apply in circumstances where the needs of the plant require the retention of an employee with special abilities and skills.

Permanent reductions in force within an area/department shall be handled as follows:

104	(a) Employees affected may transfer or bump to any position of equal standing or less (A to A or lower, B to B or lower, C to C or lower, D to D, based on their plant seniority) provided that:

1. The position is currently held by a junior employee.

2. The employee must be able to perform the job after 15 days of joint training by management and on the job training.

3. Any employee attempting to bump to an ‘A’ or ‘B’ level production position must have twenty-four (24) months production operating experience at the ‘A’ or ‘B’ operator level.

105

(b)    Employees who cannot exercise their seniority rights as described above shall be transferred in accordance with their seniority to any “C” level job if: a) the job is held by a junior employee and b) the employee is able to perform the job within fifteen (15) working days, or to any “D” and “E” level position as assigned, provided:

(1) The job is held by a junior employee, and

(2) The affected employee is physically fit and able to perform the job.

106	(c) Employees who are displaced from their jobs based on the above, shall exercise their seniority rights as described in (a) and (b) above.

(d) “A” and “B” operators with a compelling medical reason (written verification by a licensed physician required) or a performance problem will be considered for placement in any open “C”, “D” or “E” level job. Such placement will be discussed with the appropriate Union official prior to moving the employee.	107

(e) In the event of a department shutdown, the most senior employee will be allowed to transfer to an operation in accordance with the above for training purposes. Training will be done jointly by management and operations personnel mutually agreed upon by the company and union. This process will continue until the decommission of the affected department is complete.	108

Section 6. When employees are hired on the same day, a lottery system shall be used to determine the seniority of each employee. Employees currently within the employment of the Company having the same hire date will use a lottery system, should the need arise, to determine the seniority of each employee for bidding, reduction in force and recalls. For current employees only, a Union Representative shall be present at the time of the lottery.	109

The system shall consist of a selection of a number by each affected employee and the most senior employee shall be determined by the employee drawing the highest number.	110

ARTICLE X
Grievance Procedure

Section 1. A grievance is defined as a dispute between the Company and Union involving the terms and provisions of the Agreement. Grievances shall be presented for consideration promptly, and will not be considered if they are presented later than ten (10) days after the date of the	111

incident, and in the event of grievances in regard to payroll error no later than thirty (30) days after employees receive their pay checks.

112

Section 2. The grievance procedure shall be as follows;

STEP 1 The aggrieved employee, accompanied by the shop steward, if the employee so desires, will specifically ask the Coordinator for a First Step grievance meeting, which will then be arranged. An answer shall be given by the Coordinator within forty-eight (48) hours.

113	STEP 2 Failing satisfactory adjustment in Step 1, the grievance shall be reduced to writing stating the nature of the grievance, the applicable Article(s) and Section(s) of the Agreement allegedly violated and the remedy sought. This shall be presented to the Plant Human Resources Manager or the Human Resources Manager’s designee not later than five (5) days after receipt of the first step answer.

114	The Area Coordinator and/or the Department Manager and Plant Human Resource Manager or Human Resources Manager’s designee will meet with the Shop Steward, the Union President or his designee and the aggrieved employee, if he so desires, within ten (10) days. An answer will be given by the Company within seventy-two (72) hours of the meeting.

115	STEP 3 Failing satisfactory adjustment in Step 2, the grievance may be presented to the Plant Manager not later than five (5) days after receipt of the second step answer. The Plant Manager or the Plant Manager’s authorized representative, a representative of the Employee Relations Department, and such other members of management as the Plant Manager may designate, will meet with a representative of the International Union, if so desired, the Shop Steward, The Union President or his designee and the aggrieved employee, if he so desired, to discuss the matter. The Plant Manager shall give an answer in writing to the Union within seven (7) days after the meeting. All grievances must be resolved within 30 days after they are granted.

STEP 4 If the grievance is not settled under the foregoing, it shall, upon written advice to the other party be submitted to arbitration. In such event the notice shall be in writing within five (5) days after receipt of the Company’s Third Step answer.	116

Section 3. The Company and the Union shall, within twenty (20) days thereafter, Jointly request the Federal Mediation and Conciliation Service to submit a panel of seven (7) arbitrators. The Parties shall meet within ten (10) days following receipt of the panel and select, by the alternating strike procedure, an arbitrator to hear the case. It is expressly understood that, “joint request” means a single letter signed by both the Company and the Union. The request shall state the issue, to be arbitrated. If no agreement is reached on the issue, each party will state its determination of the issue in the joint request. In the event either party refuses to sign the joint request, the other party may then unilaterally request a panel of arbitrators. The parties shall meet within ten (10) days of receipt of the arbitrator’s hearing availability dates, and schedule a bearing date. The arbitrator, whose decision shall be final and binding upon the Parties, shall not hear or decide more than one (1) grievance unless mutually agreed otherwise by the Parties to this Agreement. In the event either Party finds all seven (7) arbitrators unacceptable, up to three (3) panels may be requested, two (2) panels in discharge cases.

117

Section 4. Any grievance referred to arbitration shall be decided promptly. The arbitrator shall make every effort to render a decision on an arbitration case within thirty (30) days after the hearing. The arbitrator shall make such award as the arbitrator deems proper under the circumstances, but shall have no power to add to, delete from, or modify the terms of this Agreement. A decision by the arbitrator	118

shall be stated in writing to the Company and to the Union, and shall be final and binding upon the parties of this Agreement and any employee involved in the dispute.

119

Section 5. The expenses of the Arbitrator, hearing room, and any other mutually agreed upon expenses, shall be divided equally between the Company and the Union with each party paying the expenses of its own participants.

120

Section 6. Grievances resulting from the discharge of an employee must be presented in writing, signed by the aggrieved employee or Union Official, and shall be presented at the THIRD STEP of the grievance procedure not more than five (5) days from the time of discharge, excluding Saturdays, Sundays, and holidays.

121

Section 7. Grievances shall be processed from step to step promptly. Failure by either party to process a grievance to the next step within the time limits provided shall be construed as binding evidence that the answer was satisfactory at the preceding step. This shall apply to the SECOND, THIRD and FOURTH STEPS. In computing the periods of time provided for by this Article, Saturdays, Sundays, and holidays shall be excluded. Any time limits of the grievance procedure may be extended by mutual agreement in writing.

122	Section 8. Grievances heard in the second step will be scheduled at a time mutually agreed upon by the Company and the Union.

123	Grievances must be heard in sequential order except for discharge grievances.

124	The Company will pay the grievant, Shop Steward and Union President or his designee for time lost while attending grievance meetings during the stated times above.

125	In the event a grievance is filed by the Local on behalf of the Local or an individual(s) the Company will only pay for time lost to the Shop Steward and Union President or his designee.

Section 9. The time limitations set forth herein for the Company’s or Union’s answer may be extended by mutual agreement of the Company and the Union.	126

Section 10. Shop stewards shall obtain permission from management before leaving the job to discuss or investigate a grievance or to take part in other Union business and such permission will not be unduly withheld.	127

Section 11. The Union agrees to supply the Company, in writing signed by its president, with the name and official title for any and all representatives designated by it for the purpose of administering the terms and conditions of this Agreement. The Company shall not be bound to recognize anyone not so presented.	128

ARTICLE XI Overtime lunches

Section 1. The Company shall provide a meal money allowance in the amount of six dollars ($6) for employees required to work more than two (2) hours beyond their scheduled quitting time, provided they were not so scheduled before reporting to work. Vending machine tokens in the amount of six dollars ($6) will be available to employees who wish to purchase their lunch on the premises.	129

At each four (4) hour interval another meal money allowance will be provided while the employee is working.	130

Employees called in with less than three (3) hours notice shall receive a meal money allowance after working more than four (4) hours and an additional meal money allowance will be furnished at each additional four (4) hour interval while the employee is working.	131

Employees shall eat lunch while on duty.

Section 2. Meal money allowance(s) shall be computed on a weekly basis, and payable on a monthly basis.	132

ARTICLE XII Benefit Programs

133

Section 1. The bargaining unit employees of the Chicago Heights plant will be eligible to participate in the same Flex Benefits Plan that is provided to the salaried employees, at the same employee cost per program or option. It is understood that the employee cost will vary depending upon the options the employee selects, the age of the employee, and the number of dependents the employee is covering.

134	The Flex Benefits Plan Includes:

Medical Plan
Dental Plan
Vision and Hearing
Life Insurance
(Basic, Supplemental, Dependent Life, and Personal Accident)
Long Term Disability
Long Term Care
Flexible Spending Account

135

Short Term Disability - All bargaining unit employees will be covered by the Short Term Disability program for non-occupational injury and illness. Employees with less than two (2) years of service at the time they become disabled will receive their full base pay for up to ten weeks. Employees with more than two (2) years of service will receive their full base pay for up to six (6) months from the date they become disabled.

Payment will not be made for:

a. Any period of incapacity during which you are not under treatment by a licensed physician; or

b. Any sickness or injury caused directly by war, riot, or strike, or

c. Any intentional self-inflicted injury; or

d. Any disability which is incurred in employment, by the company or another employer, which is covered by Workmen’s Compensation Law.

This program will be administered in accordance with the provisions of the Chicago Heights Attendance Control Program.	136

Retirement Plan - The bargaining unit employees of the Chicago Heights plant will be eligible to participate in the same Defined Contribution retirement plan that is provided to the salaried employees.	137

Pre-Medicare Retiree Healthcare - Effective February 1, 2002, the Company will provide a Pre-Medicare Medical Benefit Allowance equal to 80% of Medical Option 06 to eligible employees who retire before age sixty five.	138

Effective February 1, 2002, the Company will provide a Pre-Medicare Dental Benefit Allowance of 80% of Dental Option 02 to eligible employees who retire before age sixty five.	139

Employees eligible for these Pre-Medicare Medical and Dental Benefit Allowances must be at least sixty years of age and have ten years of service acquired after age fifty. Employees retiring before they are eligible for these allowances will not become eligible for them at any point in the future.	140

The Company will maintain retiree Medical and Dental coverage for eligible employees who retire before age sixty (60). The employee pays the full cost of the premiums for Pre-Medicare Medical and Pre-Medicare Dental coverages. Employees eligible for these Pre-Medicare Medical and Dental plans must be at least fifty-five (55) years of age with ten (10) years of service acquired after age forty-five (45).	141

Post-Medicare Retiree Healthcare - Retirees who are enrolled in a Company group medical insurance plan at the time they become eligible for Medicare, will be eligible for a Company Post-Medicare Benefit Allowance of $600 for single coverage and $1200 for retiree plus spouse. Post Medicare Dental coverage is not available.	142

143	Tuition Assistance - All employees covered by this Agreement will be eligible for the Innophos Inc. Tuition Assistance Program.

144

Savings Plan - The Innophos Inc. 401(k) plan described in the plan booklet is available to the employees covered by this Agreement. The Company reserves the right to alter, modify and/or discontinue the 401(k) plan at any time.

145

Section 2. Jury Duty Pay. If full-time employees who have completed their probationary period are required to report for jury service, or subpoenaed as a witness for the State or Federal government in a court proceeding, the Company shall pay such employees the difference between the amount which the employees are paid for such jury service and the amount they would have received at their applicable straight-time day rate had they worked their regularly scheduled hours of work on such days of jury service. As a condition to the receipt of any such pay the employees shall produce proper evidence as to the period of time which they served on the jury and the pay they received therefore, excluding travel pay. When employees can reasonably and practically return to the plant and perform their regular job, or some other job, they should do so. Employees shall keep close contact, with their immediate supervisor as to their availability for work and perform their regular duties as may be reasonably practicable, such as on weekends, jury holidays, etc. Employees shall notify their Coordinator upon being discharged from duty so that work schedules can be arranged.

146

Section 3. Funeral Leave. Employees who have completed their probationary period with the Company, who are excused from work because of death in their immediate family, shall be paid their straight-time day rate for their scheduled working hours so excused up to the first three (3)

calendar days starting with the day of death and ending the day after the funeral. Absence will not be considered as time worked for the purpose of computing overtime payments. Members of the immediate family, for the purpose of administering this benefit, shall be father, father-in-law, mother, mother-in-law, wife, husband, brother, sister, brother-in-law, sister-in-law, grandparents, son, son-in-law, daughter, or daughter-in-law. No leave or allowance shall be granted when the employee does not attend the funeral of the deceased. Satisfactory proof of death of a member of the family and evidence of employee’s attendance at the service shall be submitted to management.

Section 4. Military Clause. A military bonus will be paid employees inducted, or who otherwise volunteer, into the Armed Services for periods of one (1) year or more as follows:	147

(1) Two (2) weeks (eighty (80) hours) regular straight-time earnings to those having completed one (1) year or less than two (2) years of continuous service with the Company.	148

(2) Four (4) weeks (one hundred sixty (160) hours), regular straight-time earnings to those having completed two (2) or more years of continuous service with the Company.	149

The Union and the Company agree to abide by the provision of the Selective Service and Training Acts.	150

ARTICLE XIII Leave of Absence

Section 1. Personal Leave. When the requirements of the plant will permit, employees shall, on their written requests, be granted a leave of absence without pay for a period not to exceed thirty (30) days in any calendar year, unless an extension is requested and the Company grants such	151

request. An employee, who, while on leave of absence, engages in other employment without the consent of the Company or fails to report for work at the expiration of their leave will be considered as having quit without notice.

152

Section 2. Union Leave. Upon written request of the Union the Company agrees to grant a leave of absence, without pay, for no more than two (2) members at any one (1) time for the purpose of engaging in bona fide Union business for periods not to exceed one (1) year. Any request for renewal of such leave of absence for Union business beyond one year shall be honored. It is further agreed, while on such leave, the employee shall not receive credit for the time while on leave of absence for purposes of the pension plan or other benefit plans.

153

Upon written request by the Union, the Company will grant a leave of absence without pay for up to four (4) Union members to attend Union conferences not to exceed sixteen (16) calendar days per year. In years in which the Union biannual convention is held, this time period will be extended up to thirty (30) days. At least one (1) week’s prior written notice must be given to the Company.

154

Section 3. Medical Leave. Employees who have completed their probationary periods, and furnish proper evidence that they are incapacitated and prevented from performing the duties of their jobs, will be granted a Medical Leave with payment under the Short Term Disability Plan and then, if necessary, under the Long Term Disability Plan. Application for and receipt of Short Term Disability benefits, and, when appropriate, Long Term Disability benefits will be considered approval of a Medical Leave. The Company may require periodic medical substantiation to continue Medical Leave. Medical Leave will not be extended beyond eighteen (18 months) except by mutual agreement.

155	Medical Disputes: If a dispute occurs over an employee’s ability to return to work or continue to work, the employee’s doctor and the Company doctor shall mutually agree on a third doctor who shall resolve the dispute. The cost of the third doctor will be assumed equally by the Company and the employee.

ARTICLE XIV Safety and Health

Section 1. The Company shall continue to maintain and institute the necessary precautions for safeguarding the health and safety of its employees, and all employees are expected to cooperate in the implementation thereof. Both the Company and the Union recognize their mutual obligation to assist in the prevention, correction and elimination of any unhealthy and unsafe working conditions and practices. Protective devices and other equipment necessary to properly protect employees from injury will be provided by the Company in accordance with Federal and State laws. Employees will make continuous use of such protective devices and other equipment furnished for their protection.

156

Section 2. Occupational Health Examination	157

1)      The Union recognizes the Company’s right to establish medical standards and will not dispute such standards. Further, the Company may require employees to take medical examinations and/or tests and the employees shall take the tests.

2) Employees may be removed from their present jobs temporarily or permanently, based upon such examinations and/or test.	158

3) Employees removed from their jobs because of a failure to pass such examination or test shall be:	159

a) Permitted to retain their base hourly rate of pay for 90 calendar days.	160

b) Transferred to a vacant job* which they are physically qualified to perform and possess the ability to perform with minimal training.	161

162

c)      If a vacant job is not available, the Company may displace a less senior employee to provide a job which the disabled employee has the physical qualifications and ability to perform with minimal training, provided that the loss of such displaced employee’s skills does not impair the efficiency of the operations. The Company will use the same procedure for such displaced employee.

163

d)      Employees removed from their jobs because of their failure to pass the medical examination or test will be permitted to decline one permanent job offering under the provision of 3(b) above, if applicable, and one permanent job offering under 3(c) above.

164	e) If the Company is unable to place a disabled or displaced employee into a job, such employee shall be laid-off with recall rights under the Agreement.

165

* “Vacant Job,” under this procedure shall mean any temporary or permanent job opening available at the time the employee becomes disabled, any permanent openings already posted and not filled, or, permanent opening planned to be posted in the immediate future, with the exception of the disabled employee(s) job(s) which will be posted under Article IX of the Agreement, if it is the decision of the Company to fill the job(s).

166

4)      Whenever employees are removed from their jobs because of a failure to pass medical examinations and/or tests because of disabilities attributable solely to their employment with the Company and are working in a job with an hourly rate lower than their retained rate, the retained rate will be used for retirement benefit calculations until the rates of their jobs exceed such retained rates.

5) If a dispute arises as to whether an employee’s disability is attributable solely to employment with the Company, it shall be referred to an impartial medical doctor, acceptable to the Company and the Union whose decision shall be final. The party whose position is not sustained shall pay all medical expenses incurred under this provision.	167

6) Any dispute under this Agreement shall be settled by item 5 above or under Article X of the collective bargaining agreement whichever is applicable.	168

7) Results of any test and/or medical exams shall be kept confidential. Any employee may have such results sent to their personal physician upon giving the Company a signed authorization so requesting.	169

Section 3. The Company will continue to train all employees in the use, care and maintenance of safety equipment as well as the equipment with which the employee works.	170

Section 4. The Company will continue its practice of paying employees for the remainder of their shift when they are prevented from completing their shift because of a disabling injury on the job.	171

Section 5. The Company agrees to form a rotating Area Safety Committee consisting of no less than two (2) and no more than four (4) members of each area. The Area Safety Committee shall tour its area once each month and make written constructive safety recommendations to the Area Coordinators. One-half (1/2) of the Area Safety Committee shall be appointed from among bargaining unit employees.	172

Section 6. A Plant Safety Committee will be appointed, consisting of a mutually agreed upon number of salaried and bargaining unit employees from Production, Maintenance, Warehouse, and the Laboratory. The Committee shall meet at least monthly either to participate in	173

good housekeeping and safety inspections, or 10 discuss suggestions and improvements in the plant safety program. The Plant Safety Committee shall be periodically trained in the use of industrial health and environmental detecting and/or measuring equipment. The Company and the Union shall cooperate with the Safety Committee to comply with the safety program outlined by the Safety Department.

174

Section 7. Safety Shoes. The Company will provide each employee not on STD or LTD with $250 each year for the purchase of Company approved safety shoes. Employees on an approved leave of absence will be eligible for that year’s safety shoe allowance upon their return to work.

ARTICLE XV Miscellaneous

175

Section 1. When the Company calls employees into meetings to discuss an occurrence which could lead to a reprimand, the Company will so notify the employees in order to give them an opportunity to have a Union representative present if they so desire. If disciplinary action is taken a copy of such action shall be given to the Union. After twelve (12) months, such disciplinary action shall not be used for the purpose of progressive discipline.

176	Section 2. The Company shall furnish the employee and the Union with a written copy of all written reprimands and suspensions.

ARTICLE XVI Separability

177

Should any provision or part of a provision of this Agreement or any application thereof be or become unlawful by virtue of any Federal or State Law, or Executive Order of the President of the United States or Governor of the State of Illinois pursuant to law, or final adjudication of any court of competent jurisdiction, the provision or application of a provision of this Agreement shall be modified in compliance with the law, order, or final adjudication but in all other respects the provisions of this Agreement shall continue in full force and effect for the duration thereof.

ARTICLE XVII Outside Contractors

It is the Company’s intent to have bargaining unit employees to perform the work on all Production and Maintenance repair projects whenever possible. When this is not possible the Company will notify the Union prior to using outside contractors in the plant.	178

ARTICLE XVIII
Effective Date, Termination, and Renewal

Section 1. This Agreement shall become effective upon its approval by the Company and the Union.	179

Section 2. This Agreement shall continue in effect until 7:00 A.M., January 16, 2008 and shall automatically be renewed for sixty (60) day periods thereafter unless notice terminating this Agreement is given by one party to the other in not less than sixty (60) days prior to January 16, 2008.	180

INNOPHOS INC.	PAPER, ALLIED-INDUSTRIAL,
CHICAGO HEIGHTS, IL PLANT	CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

MEMORANDUM OF AGREEMENT BETWEEN INNOPHOS INC. CHICAGO HEIGHTS, ILLINOIS PLANT AND CLC LOCAL UNION NO. 6-765 PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY WORKERS UNION A.F.L. - C.I.O.

181	In establishing a training program for employees, it is the intent of the Company to obtain qualified employees for various positions. While paper and pencil tests may be part of a training program (except as described in Schedule III), such tests will not be used as a basis for disqualifying an employee for a position. Failure to demonstrate the ability to perform essential elements of a position will determine whether an employee is qualified. Prior to implementing a training program, the Company will discuss with the Union the kind of tests to be posed.

INNOPHOS INC.	PAPER, ALLIED-INDUSTRIAL,
CHICAGO HEIGHTS, IL PLANT	CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

MAINTENANCE DEPARTMENT TRAINING PROGRAM TESTING

Testing of each craftsman will be done by the respective course instructor or institution. As part of the course makeup, successful completion will require a passing grade.	182

TRAINING

Classroom instruction will be given by several instructional institutions such as:	183

1. Prairie State College, Chicago Heights
2. Joliet Junior College, Joliet
3. Coyne American Institute, Chicago (Training at Plant Site)
4. Industrial Trades In-House Training, Chicago (Training at Plant Site)

Since no single instructional institution can train in all craft areas, a selection from the above which best suits our needs will be made.	184

Computer Based Training (CBT) has been done and will continue to be utilized in the future.	185

OUTSIDE TRAINING

Classroom instructed training will occur on an off-hour (non-paid) basis. On-the-job training will consist of training provided at our plant site and at regional training centers such as Prairie State College. Periodically certain instructional time will occur on regular working hours, at those times the employee will receive regular pay for those hours. It is not our intent to reduce work week hours due to training requirements.	186

FURNISHED TOOLS

187

Very little change will occur from our current practice. The Company normally supplies all power tools, meters, expendable hand tool parts and all safety equipment. In the case of welding, all materials directly related to the field of welding has and will be supplied. It is expected that all personal tools, i.e., wrench sets, screw drivers and such must be produced for self use by the craftsmen as we are currently doing. Since most crafts have interchangeable tools (for example, pipe wrenches), the additional requirements will be minimal.

TRAINING REQUIREMENTS
ELECTRICAL/INSTRUMENTATION CRAFTSMAN

188	FUNDAMENTAL COURSES (66 Hours)
	Shop Mathematics	24 Hours
	Equipment Operation	16 Hours
	Rigging	16 Hours
	Oxyacetylene Burning	10 Hours

189	ELECTRICAL (340 Hours)
	Fundamentals and Basic Circuits	96 Hours
	Direct Current	48 Hours
	Electrical Construction	48 Hours
	Alternating Current	96 Hours
	Programmable Controllers	40 Hours
	EPDM	12 Hours

190	INSTRUMENTATION (248 Hours)
	Fundamentals of Electrical and Pneumatic Instrumentation	80 Hours
	Basic Electronics for Instrumentation	80 Hours
	Electronic Measuring Devices	64 Hours
	Microprocessors	24 Hours

self use by the craftsmen as we are currently doing. Since most crafts have interchangeable tools (for example, pipe wrenches), the additional requirements will be minimal.		191

TRAINING REQUIREMENTS
FACILITIES MECHANIC

FUNDAMENTAL COURSES (90 Hours)
Shop Mathematics	24 Hours	192
Equipment Operation	32 Hours
Rigging	16 Hours
Oxyacetylene Burning	10 Hours
Use of Builder’s Transit	8 Hours

PAINTING (30 Hours)		193
Types of Paint and Uses	10 Hours
Surface Preparation	10 Hours
Applying Coatings	10 Hours

CARPENTRY (90 Hours)
Introduction to Carpentry	20 Hours	194
Construction Elements - Outside	20 Hours
Construction Elements - Inside	20 Hours
Maintenance of Built-Up Roofs	20 Hours
Installing & Maintaining Locks and Key Systems	10 Hours

BRICKLAYING (120 Hours)		195
Basic Bricklaying and Concrete Finishing	120 Hours

TRAINING REQUIREMENTS
PIPEFITTER/WELDER

196	FUNDAMENTAL COURSES (120 Hours)
	Shop Mathematics	24 Hours
	Equipment Operation	32 Hours
	Rigging	16 Hours
	Blueprint Reading	40 Hours
	Use of Builder’s Transit	8 Hours

197	WELDING (256 Hours)
	Weld 1 (Structural)	128 Hours
	Weld 2 (Pipe Welding)	128 Hours

198	PIPEFITTING (96 Hours)

TRAINING REQUIREMENTS MILLWRIGHTS

199	FUNDAMENTAL COURSES (120 Hours)
	Shop Mathematics	24 Hours
	Equipment Operation	32 Hours
	Rigging	16 Hours
	Blueprint Reading	40 Hours
	Use of Builder’s Transit	8 Hours

200	WELDING (192 Hours)
	Weld 1 (Structural)	96 Hours
	Weld 2 (Pipe Welding)	96 Hours

201	PIPEFITTING (60 Hours)

202	MACHINING (112 Hours)
	Introduction	16 Hours
	Precision Measurement	24 Hours

Basic Machining	48 Hours
Coupling Alignment	24 Hours

AUTOMOTIVE (136 Hours)		203
Automotive Engines	16 Hours
Electrical Fundamentals	16 Hours
Automotive Fundamentals	16 Hours
Chassis Steering and Alignment	16 Hours
Electrical Diagnosis	16 Hours
Fuel System	16 Hours
Tune-Up	16 Hours
Brake Systems	8 Hours
Differentials and Standard Transmissions	8 Hours
Automotive Transmission	8 Hours

MECHANICAL (120 Hours)		204
Machine Components, Power Transmissions and Maintenance	24 Hours
Troubleshooting, Measurement, Instruments	24 Hours
Pumps, Turbines, Seals, Bearings and Compressors	24 Hours
Hydraulics	48 Hours

TYPICAL EQUIPMENT REQUIREMENTS
FOR THE FOLLOWING CLASSIFICATIONS

MUST BE ABLE TO DO THE FOLLOWING:
1. Millwright - Classification A, B, C, and D		205
1. Drott Carry Deck Crane
2. Forklift
3. Manlift/Platform Lift

206	2. E/I - Classifications A, B, C and D
1. Forklift
2. Manlift/Platform Lift

207	3. Pipefitter (Welder) - Classifications A, B, C and D
1. Drott Carry Deck Crane
2. Forklift
3. Manlift/Platform Lift

208	4. Facilities Mechanic - Classifications A, B, C and D
1. Drott Carry Deck Crane
2. Forklift
3. Manlift/Platform Lift

MANDATORY MAINTENANCE ADVANCEMENT

209

All future employees hired and/or permanently assigned to the maintenance department after January 16, 2002 will be required to advance to the ‘A’ level within their respective classification as a minimum. It would be expected that the employee would be continuously enrolled in a minimum of one class until the ‘A’ craft level is achieved.

210

This training can be achieved by, but not limited to, the methods that are contained within the agreement between the company and union. All training classes and methods outside of this agreement must be mutually agreed to by both parties.

211	This process must be completed within a maximum time frame of four years after the date of hire, excluding the probationary period.

212

It is mutually agreed to that those employees with a seniority date prior to January 16, 2002 permanently assigned to the maintenance department, will not be required to participate in the mandatory maintenance classification advancement policy.

OPERATIONS DEPARTMENT TRAINING PROGRAM

OBJECTIVE

To maintain and improve the operational skills and techniques of the work force in current methods of operation, as well as new methods as technology and operational changes take place.	213

To provide the opportunity for advancement to all members of the work force through personal development of higher level skills necessary to achieve those positions.	214

TRAINING AIDS	215

1. Process Flow Diagrams and Process Instrumentation Diagram
2. Process Description
3. Operations Manual
4. Operations J.A.’S
5. Analytical Procedures
6. Product Specifications
7. Operator Round Sheets
8. Classroom Training
9. On-the-Job Training
10. Published Operational Training Aids and Literature
11. Computer Based Training (CBT)

METHODS OF INSTRUCTION	216

Training methods will vary depending on the type of task and process involved. Training will be conducted by area supervision, including but not limited to the Production Coordinator, Shift Coordinator, and Production Engineers. The following method of instruction will be used as required:

Formalized classroom training using the above training aids with group discussion and interaction.	217

218	Computer Based Training (CBT).

219	Quality circle-type meetings to improve operational technique and control.

220	Field training for all operational tasks utilizing the “show-tell-do” method of instruction by supervision.

221	On-the-job training to allow employees to repetitively accomplish a task until performed satisfactorily. Individual guidance provided by management and/or qualified operator.

222	Completion of performance and skill profile tests to determine additional training needs of employee (see Operations Testing).

223	Individualized personal instruction for all personnel in the particular areas that performance testing shows a weakness.

FREQUENCY

224	Improved technology and operational techniques change the procedures and tasks by which we manufacture our products. Additionally, changes in legislation and customer specifications impart a continuing need to alter methods and procedures of operations. Frequency of training will be based on each process’ needs and the overall needs of that process’ operating team.

225	All personnel will be afforded the same opportunity and availability to meet the acceptable standards of performance. Additionally, individualized instruction and training to improve on individual weaknesses will be given within reason. The following guidelines will be utilized:

226	1. All personnel will complete the entire training and testing program for their current position as a bare minimum within the first 18 months of a three year contract with satisfactory performance. Additional training will be given as required.

2. Personnel certified as qualified for relief and promotion to the next classification, and are awarded that bid promotion will be trained and tested for the next progression classification within 12 working months of being awarded that position.	227

SCHEDULING

Training will be conducted on a straight time and overtime basis as the operational needs of the plant dictate.	228

SHIPPING AND MATERIAL HANDLING
TRAINING PROGRAM

TESTING	229

The only formal test to be administered will be the lift truck driving test. The test will be administered internally by Shipping Department supervision. The tests will be similar in content to the tests given in 1986. There will be a written test with a score of 80% required to pass and a driving test also with a score of 80% required to pass. Reading and writing skills are essential to pass the testing. To qualify for all other positions, training will be done on the job using checklists for each job. As the employee performs the job satisfactorily and becomes qualified, the supervisor will record the qualifications on the checklist and sign off Parts of checklists may require the person to fill out a form, checklist or inspection. Training, feedback and retraining will be set up for each individual as deemed necessary by supervision.

TRAINING	230

All training will be set up and overseen by Shipping supervisors. On-the-job training will be conducted by both supervisors and knowledgeable hourly employees. Supervisors will evaluate performance and certify as qualified or not.

Outside consultants may be brought in from time to time to enhance skills or retrain employees, (examples: Don Resitar-pest control training, lift truck company representatives to train on new trucks or features). Computer training from outside sources has been done and will continue in the future.

231

OUTSIDE TRAINING

Training may be scheduled after hours or on Saturday, as well as during normal working hours. All time spent on mandatory training will be paid. As much training as possible will be conducted during normal working hours.

LABORATORY SKILLS UPGRADING PROGRAM

232	NEW Senior Tech-Relief A.A.S. Chemistry or Equivalent

Relieves All Position in Lab

233	Senior Tech-Level 1 A.A.S. Chemistry or Equivalent

Any/All Lab Analyses

Directs & Trains others, Assigns/Prioritizes

Performs Analytical Problem Solving

Senior Tech-Level II A.A.S. Chemistry or Equivalent	234

Any/All Lab Analyses

Swing Shift as Needed

Performs Analytical Problem Solving

Junior Tech 1 Year College Education inc. or Equivalent Chemistry (2 Courses) & Math	235

Any/All Lab Analyses

Performs Analytical Problem Solving

Sample Room Operator H.S. Education inc. Chemistry & Math	236

QUALITY CONTROL LABORATORY EXTERNAL TRAINING PROGRAM

PURPOSE To provide employees with an understanding of the chemical science principles, mathematics and operation of microprocessors applicable to their jobs.	237

238

METHODS OF INSTRUCTION

The program will be developed by an accredited local college or university. The faculty of the college will provide classroom style training and administer tests to assure certain minimum standards of competency. When appropriate, laboratory assistance may be provided by the staff of the plant’s laboratory.

239	The program will consist of two groups of training:

Group 1
Algebra Basic Chemistry Analytical Chemistry

Group 2
Organic Chemistry Instrumental Analysis Microprocessors

240	The training will be offered in two sections - one day and one evening. Each course will be 10-12 weeks duration. Attendance will be during time periods other than scheduled work hours. Certificates will be awarded for the successful completion of each level in the program.

QUALITY CONTROL LABORATORY INTERNAL TRAINING PROGRAM

241	PURPOSE

Internal training falls into three categories:

1) Training an employee to perform a job new to him or her.

2) Training an employee to perform a task new to him or her.

3) Retraining an employee to perform a familiar task.

TRAINING Historically, this training has been accomplished using both supervision and knowledgeable hourly employees. This practice will continue. However, representatives from outside our plant (such as manufacturer’s representatives) will perform, some training when computerized information systems are installed in the laboratory. Training and retraining will be performed as deemed necessary by supervision and during scheduled work hours.		242

TESTING When training is completed, formal tests will be given to assure an employee has been adequately trained and is capable of performing the task or job accurately and safely on a routine basis. Only topics covered during the training will be included on tests. Tests will be developed by supervision and the trainer(s), in cases where training is not performed by supervision. Tests will consist of one, two or three parts depending upon the job or task:		243

1) Product sample testing (similar to tests given in 1986). Employees will be required to identify whether the sample is bad and if so why.

2) Oral examination.

3) Written examination.

Tests will be given uniformly to all trainees.

COMBINING OF CRAFTS - SKILL REQUIREMENTS

MILLWRIGHT	SKILLS REQUIRED	244

CLASS A	Good working knowledge and skill of:

Welding - Oxyacetylene, Arc Pipefitting Machinist Auto Mechanic Mechanic Equipment operation

	CLASS B	Good working knowledge and skill of:

Three or more skills

	CLASS C	Good working knowledge and skill of:

Two skills

	CLASS D	Craft entry level

245	FACILITIES MECHANIC	SKILLS REQUIRED

	CLASS A	Good working knowledge and skill of:

Painting Carpentry Bricklaying Equipment operation

	CLASS B	Good working knowledge and skill of:

Two or more

	CLASS C	Good working knowledge and skill of:

One

	CLASS D	Craft entry level

E/I CRAFTSMAN	SKILLS REQUIRED	246

CLASS A	Good working knowledge and skill of:

Electrical - Industrial Controls • Troubleshooting • Programmable Controls Instrumentation • Industrial Controls • Troubleshooting • Electronic/Pneumatic • Microprocessor

CLASS B	Good working knowledge and skill of:

One craft E or I with developing skill in other

CLASS C	Good working knowledge and skill of:

One craft E or I

CLASS D	Craft entry level

MEMORANDUM OF AGREEMENT
INNOPHOS INC.
CHICAGO HEIGHTS, ILLINOIS PLANT
AND
CLC LOCAL UNION NO. 6-765
PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY
WORKERS UNION
AFL - CIO

247	Miscellaneous

In regard to jury duty pay and the scheduling of employees assigned to jury service the Company agrees to continue its practice of not requiring the employee affected to work the third shift the day before serving on a jury. Also, the Company agrees not to require the employee who serves on a jury to work another shift on the same day that the employee serves as a juror.

248

The Company agrees to furnish welding gloves and to continue its practice in regard to the furnishing of gloves for safety purposes and for such other application as the Company may from time to time determine.

249	The Company agrees to continue its practice of making minor repairs to personal tools of maintenance employees, such as replacing hammer handles, springs, etc., if parts are stored in our storeroom.

250	The Company will discuss any change in the practice of furnishing clothing for employees.

INNOPHOS INC.	PAPER, ALLIED-INDUSTRIAL,
CHICAGO HEIGHTS, IL PLANT	CHEMICAL & ENERGY WORKERS
INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

MEMORANDUM OF AGREEMENT

INNOPHOS INC.

CHICAGO HEIGHTS, ILLINOIS PLANT

AND

CLC LOCAL UNION NO. 6-765

PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY

WORKERS UNION

AFL - CIO

VACATION SELECTION GUIDE

251	1) By November 1 of each year the Company will post a notice on each area bulletin board announcing that vacation week preference for the next year will be requested commencing November 15.

252

2)      Commencing on or about November 15, the supervisor will contact the employees in the area, beginning with the most senior. Each employee shall select their first vacation period, which will be limited to three (3) consecutive weeks (if qualified therefor) when taken between May 15 and September 15. The foregoing procedure shall be repeated until all employees’ vacations have been scheduled. Failure by an employee to state their preference within eight (8) hours will result in the employee being placed at the bottom of the selection list. Any vacation in excess of single day eligibility must be posted by August 1 of each calendar year. Any such vacation not posted by August 1 shall be assigned by the Company per the departmental limits on number of employees at any one time.

253	3) The Company and/or the Union shall attempt to contact employees absent due to illness or injury, leave of absence or vacation to determine their preference.

Failure to obtain said employees’ preference within forty eight (48) hours of contact shall result in the employees being assigned vacation week(s) remaining after all other area employees in the area have made their selection.

4) The Company shall post the final vacation list by January 15 which shall be the official vacation list for the year.	254

5) Changes shall not be made in scheduled vacations except in case of emergency, or at personal request of the employee for reasons satisfactory to the Company.	255

6) Nothing herein shall in any way alter the provision of Article VII, “Vacations” of the bargaining Agreement.	256

INNOPHOS INC. CHICAGO HEIGHTS, IL PLANT	PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION NO. 6-765

DATED: January 16, 2005

MEMORANDUM OF AGREEMENT

INNOPHOS INC.

CHICAGO HEIGHTS, ILLINOIS PLANT

AND

CLC LOCAL UNION NO. 6-765

PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY

WORKERS UNION

AFL - CIO

257	The Company agrees to provide the Union with a brief written outline of the main, primary duties of each job classification.

258	The purpose of such outlines shall be for information relative to the job for Job Posting and Bidding Procedure only.

259	Said written outlines are in no way to be interpreted, nor is it inferred as being a job description, or in any way reflecting the total overall job duties.

260	The Company agrees to review the above outlines with a designated committee of three (3) representatives of the Union within ninety (90) days of the date of this Memorandum.

INNOPHOS INC. CHICAGO HEIGHTS, IL PLANT	PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION NO. 6-765

DATED: January 16, 2005

MEMORANDUM OF AGREEMENT

INNOPHOS INC.

CHICAGO HEIGHTS, ILLINOIS PLANT

AND

CLC LOCAL UNION NO. 6-765

PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY

WORKERS UNION

AFL - CIO

The following guidelines will be followed in distributing and tracking overtime hours.	261

Overtime Distribution	262

1. “To the low overtime standing employee in the job classification.”

2. “To the employee low in overtime performing the job.”

3. “To the low overtime standing employee in the job classification within the area at work at the time.”

4. “To the low overtime standing qualified employee within the area at work at the time.”

Leaves of Absence	263

Employees who have been out on a leave of absence for more than 30 days, will have their year to date total overtime hours set at the average for their job classification upon returning to work, unless their year to date total is higher than the average for the job classification. The average will be determined at the time the employee returns from the leave by dividing the total number of overtime hours in the classification by the number of employees in the classification.

264	Special Events Overtime (HAZMAT, Chemistry Connection etc.)

OT earned from participating in activities not related to the normal job will be counted the same as any normal OT. Overtime earned from such activities will be counted in an employee’s total overtime hours, and will be counted in determining low overtime standing in the classification.

INNOPHOS INC. CHICAGO HEIGHTS, IL PLANT	PAPER, ALLED-INDUSTRIAL, CHEMICALS & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

MEMORANDUM OF AGREEMENT
BETWEEN
RHODIA, INC.
CHICAGO HEIGHTS, ILLINOIS PLANT
AND
CLC LOCAL UNION NO. 6-765
PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY
WORKERS
INTERNATIONAL UNION, AFL - CIO

In-Process Testing	265

For over 1 year now, the Chicago Heights plant has been preparing for a significant and necessary change in the way it makes product. The transition to In-Process Testing will begin in a formal way in February of 2002 and will effect the Phosphates Production units (Silica operators have been conducting In-Process Tests since that unit’s start up in 1995). The net result of this effort will be to have responsibility for several production process tests shifted from the lab to the production operators. The QA Lab employees will continue to do all Finished Product tests.

The goal of In-Process Testing is simple — greater efficiency and less waste for the plant Despite all the improvements that have taken place over the past several years, our plant still produces 8-10 million pounds of off-spec product on an annual basis. Much of this bad product is produced because our operators cannot control their processes as closely as they would like. Having tests done in the production areas will give operators quicker results for their process control tests, giving them a much better chance of avoiding making bad product. Preparing for In-Process Testing has also uncovered a number of tests that are currently being run, but actually are not providing any value - these tests will be eliminated altogether, saving wasted work for the plant. It will eventually	266

also mean fewer lab technicians will be needed in our QA Lab, although there will not be any job eliminations in the lab before July 2002.

267	This change to having production operators doing some In-Process Tests will take time and training. Like any major change, it will not be immediate. Some areas of the plant will make the transition quicker than others. In TS for example, lab equipment has been purchased and some training has been done already. In CD, however, capital money still needs to be spent to retrofit a small testing area in Area 3, and lots of training still needs to occur.

268	No production unit will be put on its own in doing In-Process Tests until he production management and the production operators all feel comfortable that they are ready. We know that every current production operator is capable of running these tests - as much training as is necessary will be done to ensure that all operators will be able to make good decisions in running their units.

269	In-Process Testing is a must for the future of Chicago Heights. Management has committed capital money and highly qualified trainers and has put together a time schedule that will allow units to be phased in as they become ready to take on the tests.

270	Please read the following to understand more about In-Process Testing:

271

What are the tests?

The test are intended to be simple and relevant to the final product specification. Some of the test will be simplified versions of the current lab tests. Testing will not interfere with our ability to operate the units. The tests listed below represent all tests currently performed from which some or all will be transferred.

Who will do which tests?			272

POSITION	TESTS TO BE PERFORMED	APPROXIMATE HANDS ON TIME FOR TESTING (per shift)
TSP A	Pad, Seivings, Ratio, LOI	20 minutes additional
SAPP	PH, Sailings, Pad, LOI, Pyro, Odor/Color	109 minutes
Kasal	PH, Seivings, LOI, % Alumina	60 to 102 (SALP) minutes
Platform A	PH, Pad, Seivings, LOI, Poly Acid Titration, Monocal Baume	26 minutes
New CD A	South Tank Titration, T-208 Titration, pH, Pad Seivings	43 minutes
CD B	PH,Pad, Seivings, LOI	126 - 158 (with/#2 mill) minutes
Trical A	PH, Pad, Viscosity, Seivings, LOI	51 minutes
TriTab	PH, Seivings	25 minutes
Acid Terminal B	Baume, color, iron, chloride	60 minutes

NOTE: Raw material testing will be done by the QC Lab.

273	When will this happen?

In-Process testing will be phased in over six months according to the following guideline.

☐ February
☐ TSP
☐ TRIMAG

☐ March
☐ Tricalcium Phosphate
☐ SAPP

☐ May
☐ Dicalcium
☐ KASAL

274	How will Management make sure that it follows through and supports this change?

A joint Management and Union group will meet once every month during 2002. They will focus solely on In-Process Testing progress, problems, training, etc. This meeting will be open to any hourly employee to attend to voice any problems they may be having with In-Process Testing.

The joint group will meet on a scheduled basis throughout 2003 and 2004, as the union deems appropriate.

Additionally, the Plant Manager, the Technical Manager, and the Vice President/General Manager of North American Specialty Phosphates, Linda Myrick will hold open employee meetings in 2002 to answer any questions about the impact of In-Process Testing.

275	QA Lab

The company proposes changing the job description for the Sr. Tech A to reflect it will not be used as a Relief Tech. Instead, the A tech will be responsible for any and all lab testing currently done by bargaining unit lab members, and will also be trained and responsible for using and maintaining specific instrumentation in the QA Lab. This instrumentation will also be used by salaried lab employees. The Sr. Tech A may also be required to do method development, as the need arises.

Any lab employee may attempt to qualify for the Sr. Tech A classification - the number of Sr. Tech As will not be limited.

INNOPHOS INC. CHICAGO HEIGHTS, IL PLANT	PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

MEMORANDUM OF AGREEMENT

BETWEEN

INNOPHOS, INC.

CHICAGO HEIGHTS, ILLINOIS PLANT

AND

CLC LOCAL UNION NO. 6-765

PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY

WORKERS

INTERNATIONAL UNION, AFL - CIO

276	SHORT TERM DISABILITY

Beginning January 1, 2005, provide every bargaining unit employee not on LTD an allowance of two (2) days per calendar year to cover the first two (2) days of any illness or absence. If that time is not taken by the end of the year, it will be paid at the employee’s day shift straight time rate in the first check in January 2006.

277	An employee returning from LTD before July 1 will be eligible upon return for a two (2) day allowance. An employee returning from LTD on or after July 1 will be eligible for a one (1) day allowance.

278	In addition, any employee with perfect attendance during the calendar year will receive a perfect attendance award of $600 in the first check in January 2006.

279	If annual costs for hourly STD are under $230,000 in 2005, the above plan will continue in 2006 but the cap will be mutually adjusted by the union and the Company based on headcount and the contractual wage increase. If annual costs for hourly STD are above $230,000 in 2005, starting January 1, 2006, and through the remainder of that year:

First and second days off will be without pay Illnesses involving hospital admittance will be paid from first day.

If hourly STD costs are maintained below the 2006 cap during the calendar year, 2007 will revert to the above plan, with the cap mutually adjusted by the Union and the Company based on headcount and the contractual wage increase ($230,000).	280

The annual cap does not include either the use or payout of the first two days allowance.	281

INNOPHOS INC. CHICAGO HEIGHTS, IL PLANT	PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

Job Classification - Wage Rates

	Effective 1/16705	Effective 1/16/06	Effective 1/16/07
Maintenance
A’ Maintenance Jobs
E/I Craftsman	$24.00	$24.60	$25.34
Millwright ‘AA’
Millwright	$23.56	$24.15	$24.87
Facilities Mechanic

B’ Maintenance Jobs
E/I Craftsman	$22.73	$23.30	$23.99
Millwright
Facilities Mechanic

C’ Maintenance Jobs
E/I Craftsman	$22.36	$22.92	$23.61
Millwright
Facilities Mechanic
Storeroom Clerk 1

Production
Relief Operator	$23.17	$23.74	$24.46

A’ Operator Jobs
BH/TSP ‘A’ Operator	$23.42	$24.01	$24.73
CD ‘A’ Operator	$23.20	$23.78	$24.49
Trical Process Operator	$23.01	$23.59	$24.29
Kasal Operator
SAPP Operator
VC ‘A’ Operator
Acid Term ‘A’ Operator

B’ Operator Jobs
CD B Operator	$22.06	$22.61	$23.29

C’ Operator Jobs
TCP/TRITAB Pack-Bulk	$21.16	$21.68	$22.34
TSP ‘C’ Operator	$20.57	$21.09	$21.72
SAPP Mixer
Specialty Mixer
Filter Pond ‘C’
CD/Trical RR and Truck Bulk Loader

C’ Classifications from previous contracts not longer available for bid

Red Circled
CD Pack-Bulk Loader	$20.57	$21.09	$21.72

D’ Operator Jobs
TSP Packager	$19.88	$20.37	$20.98
VC Packager
CD Packager
TCP Packager

E’ Operator Jobs
Process Helper	$15.38	$15.77	$16.24

Laboratory
A’ Lab Jobs
Technician	$22.42	$22.98	$23.67

Shipping
B’ Shipping Jobs
Shipper ‘B’	$18.49	$18.95	$19.52

C’ Shipping Jobs
Shipper ‘C’	$17.40	$17.83	$18.37

Shipping Job Classifications from previous contracts not longer available for bid

Red Circled Shipper ‘A’	$21.85	$22.40	$23.07
Red Circled Shipper ‘B’	$21.29	$21.82	$22.48

Employees in the Production A, B, C operator classification who assume in-process testing duties will receive an additional fifty-five cents ($.55) per hour for the assumption of those duties as outlined in the attached In-Process Testing Memorandum of Agreement. The fifty-five cents ($.55) is included in the listed rates with the exception of the relief operator, who will be paid IPT when relieving in positions which require IPT.

Employees in the Shipper ‘B’ classification as of January 15, 2002, will be red-circled with regard to their base pay and will be eligible to continue to receive increases on the current rate of pay, so long as they continue to work in the Shipper ‘B’ capacity.

The CD Pack-Bulk Loader classification will be eliminated effective January 16, 2005. Employees in the CD Pack-Bulk Loader classification as of January 15, 2005, will be red-circled with regard to their base pay and will be eligible to continue to receive increases on the current rate of pay, so long as they continue to work in the Atab capacity.

The wages listed here include team pay as referenced in the Memorandum of Agreement on Employee Involvement, and are specifically tied to that agreement.

All new hires and employees returning from layoff to the “E” positions will receive that contract rate of pay.

Effective on 7:00 a.m. June 16, 1987 employees working in a classification paying a rate lower than they were receiving on January 16, 1987 will be “red circled” at the higher rate of pay. Any general increases will be on the classification rate of pay and not the individual’s rate of pay. Employees currently assigned the Maintenance leadman classification will receive general increases on their individual rate and not on the classification rate of pay.

INNOPHOS INC. CHICAGO HEIGHTS, IL PLANT	PAPER, ALLIED-INDUSTRIAL, CHEMICAL & ENERGY WORKERS INTERNATIONAL UNION, AFL-CIO

CLC LOCAL UNION 6-765

DATED: January 16, 2005

2007

JANUARY

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FEBRUARY

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JULY

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2008

JANUARY

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JULY

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